Table of Contents

Exhibit 4.05

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "[*]". A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

FIRST ADDENDUM TO THE NAPHTHA PURCHASE AGREEMENT EXECUTED BY AND BETWEEN PETRÓLEO BRASILEIRO S.A.  – PETROBRAS, ON THE ONE PART, AND PETROQUÍMICA UNIÃO S.A. - PQU, ON THE OTHER PART, AS FOLLOWS.

PETROLEO BRASILEIRO S.A, PETROBRAS, a mixed-capital company, with its principal place of business at Avenida República do Chile, n° 65, in the city of Rio de Janeiro - RJ, enrolled in the National Register of Legal Entities under No. 33.000.167/0001-01, hereinafter referred to as PETROBRAS,  herein represented by its undersigned legal representative, and PETROQUÍMICA UNIÃO S.A - PQU, with its principal place of business at Avenida Pres. Costa e Silva, n° 1.170, Capuava, in the Municipality of Santo André, in the State of São Paulo, enrolled in the National Register of Legal Entities under No. 61.632.964/0001-47, hereinafter referred to as PQU,  herein represented by its undersigned legal representatives, hereinafter referred to, individually, as PARTY  and collectively as PARTIES, agree upon the execution of the present Addendum to the Purchase Agreement of Naphtha, signed on May 17, 2006, which shall be governed by the Clauses and conditions below:

CLAUSE ONE – SUBJECT MATTER

1.1.     This Addendum is intended to introduce amendments to Exhibit II – PRICE CALCULATION FORMULA AND TERM OF VALIDITY and Exhibit IV - GLOSSARY.

CLAUSE TWO – TERM AND EFFECTIVENESS

2.1       This Addendum shall be effective as of the date of its signature.

2.2       The factual relationship established  between the PARTIES is hereby acknowledged, in the period comprised between December 1, 2007 and the date of signature of this Addendum. The PARTIES also agree that any effects that may be observed as a result of the presently acknowledged factual relationship shall be ruled by the provisions agreed upon herein.

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CLAUSE THREE- AMENDMENTS

3.1.      In Exhibit II – PRICE CALCULATION FORMULA AND TERM OF VALIDITY:

3.1.1. Amend items 11.1, 11.3 and sub-item 11.3.1, which shall now have, within the period between December 1, 2007 and March 31, 2008, the following wording:

II.I. The price for invoicing of petrochemical naphtha, detailed under item 6.1.1 of the Agreement, shall be calculated through the following formula:

  PF(n) [((MARA + [*]) -Discount)+ Escalator] x USD

Where:

PF(n) = means the price for invoicing of petrochemical naphtha in R$/t, cash payment, excluding taxes, to be applied in the month in which the sale occurs (month n);

MARA = means the average daily pricing of Physical Naphtha in the Northwest European market (NWE CIF ARA) within the period comprised between the 25th day of the month (n-2) and the 24th day of the month (n-1), published by Platt's, in US$/t;

USD = means the average United States dollar average sale rate, calculated between the 25th day of the month (n-2) and the 24th day of the month (n-1),  as published by the Central Bank of Brazil;

Escalator = means the price adjustment according to the quality of naphtha, pursuant to item 11.2 of this Exhibit.

Discount = means the defined amount according to sub-item II.1.1, in US$/t;

II.1.1.  The Discount amount for the calculation of the petrochemical naphtha price for invoicing shall be as follows:

II.1.1.1. For amounts equivalent to [*] percent of a firm order in a month (n), limited to [*] t/month: [*] dollars per ton (US$ [*]/t);

II.1.1.2. For [*] additional t to sub-item II.1.1.1: [*] dollars per ton (US$ [*]/t) for the month of December 2007 and [*] for the period from January to March 2008, for naphtha intended to the processing of the reforming unit of PQU;

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II.1.1.3.  For any additional amounts to sub-items II.1.1.1 and II.1.1.2: [*].

II.3 – The formula used for the price of naphtha described in EXHIBIT II, item II.1, shall be effective from December 1, 2007 to March 31, 2008.

II.3.1 – The application of the paraffin content escalator, as described in EXHIBIT II, item II.1, shall be effective as of the date of signature of the Naphtha Purchase Agreement until March 31, 2008, the end date of effectiveness of the aforementioned petrochemical naphtha pricing formula.

3.1.2    Amend item 11.2.1, which shall have the following wording:

II.2.1 – The average paraffin content in each naphtha lot delivered to PQU shall be the amount in volume, as described in the test certificate sent to PQU, according to the terms of item 3.1.1.

3.2 – Amend Exhibit IV - GLOSSARY, with the inclusion of the following term:

Lot – Amount of naphtha pumped from a single tank, from one single source of supply.

CLAUSE FOUR - REPRESENTATIONS OF THE PARTIES

4.1. The PARTIES  hereby represent that during the validity of this Addendum, the commercial conditions stipulated above shall be renegotiated in order to set forth the conditions which shall be effective as of April 1, 2008; thus, the PARTIES agree to execute a new addendum for this purpose, in case that is the general agreement.

CLAUSE FIVE- RATIFICATION

5.1. The PARTIES hereto  expressly acknowledge the other Clauses and Conditions of the Agreement amended herein, which are not altered by the present Addendum.

IN WITNESS WHEREOF, the PARTIES sign this Agreement in two (2) counterparts of equal content, in the presence of the undersigned witnesses.

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Rio de Janeiro, February 29, 2008.

/s/Nilo Carvalho Vieira Filho

PETRÓLEO BRASILEIRO S.A. - PETROBRAS
Nilo Carvalho Vieira Filho

Executive Manager

/s/Rubens Approbato Machado Júnior

PETROQUÍMICA UNIÃO S.A. - PQU
Rubens Approbato Machado Júnior

Superintendent Officer

/s/Marcelo Calil Bianchi

PETROQUÍMICA UNIÃO S.A. - PQU
Marcelo Calil Bianchi

Officer

WITNESSES:

/s/Jaqueline Borges Caldeira Masuchette	/s/Rosane Piras Lodi
Name: Jaqueline Borges Caldeira Masuchette	Nome: Rosane Piras Lodi

      (Initials)

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